Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 26, 2008, included in the Annual Report of United Community Banks, Inc. and subsidiaries on Form 10-K, for the year ended December 31, 2007.  We hereby consent to the incorporation by reference of said report in this Post-effective Amendment No. 1 to Registration Statement of United Community Banks, Inc. on Form S-3 and to the use of our name as it appears under the caption “Experts.”

/s/ PORTER KEADLE MOORE, LLP

Atlanta, Georgia
January 29, 2009